Exhibit 99.1

Press Release — For Immediate Release

January 23, 2013

Penns Woods Bancorp, Inc. Reports Fourth Quarter 2012 Operating Earnings

Williamsport, PA — January 23, 2013 - Penns Woods Bancorp, Inc. (NASDAQ:PWOD)

In 2012 Penns Woods Bancorp, Inc. continued their strong earnings and growth trend.  Record earnings of $13,850,000 were achieved for the twelve month period ending December 31, 2012.  The driving force behind the record net income was growth in loans and deposits with both reaching record levels.  The strong levels of earnings and balance sheet growth led to a stock price that reached an all time high (adjusted for stock splits/dividends) during the fourth quarter of 2012.

Highlights

•                  Net income from core operations (“operating earnings”), which is a non-GAAP measure of net income excluding net securities gains and bank owned life insurance gains on death benefit, decreased to $3,044,000 for the three months ended December 31, 2012 compared to $3,079,000 for the same period of 2011.  Net income from core operations increased to $12,893,000 for the twelve months ended December 31, 2012 compared to $11,952,000 for the same period of 2011.

•                  Operating earnings per share for the three months ended December 31, 2012 were $0.79 basic and dilutive compared to $0.80 basic and dilutive for the same period of 2011.  Operating earnings per share for the twelve months ended December 31, 2012 were $3.36 basic and dilutive compared to $3.12 basic and dilutive for the same period of 2011, an increase of 7.7%.

•                  Return on average assets was 1.46% for the three months ended December 31, 2012 compared to 1.80% for the three month period of 2011.  Return on average assets was 1.70% for the twelve months ended December 31, 2012 compared to 1.69% for the twelve month period of 2011.

•                  Return on average equity was 12.92% for the three months ended December 31, 2012 compared to 17.00% for the corresponding period of 2011.  Return on average equity was 15.36% for the twelve months ended December 31, 2012 compared to 16.60% for the corresponding period of 2011.

•                  The results for the three and twelve months ended December 31, 2012 were negatively impacted by $251,000 in expenses related to the announced acquisition of Luzerne National Bank Corporation.

“Our strategy of acquiring high quality earning assets, while using core deposits to fund their acquisition, is paying rewards as reflected in the strong financial metrics for the three and twelve month periods ended.  Growth in the loan portfolio, in particular home equity products, and in the core deposit portfolio, led by NOW and money market accounts, are two of the primary drivers of this strategy.  Combine this strategy with the knowledge and hard work of our employees and you have the recipe to our success,” said Richard A. Grafmyre, CFP®, President and CEO.

A reconciliation of the non-GAAP financial measures of operating earnings, operating return on assets, operating return on equity, and operating earnings per share, described in the highlights, to the comparable GAAP financial measures is included at the end of this press release.

Net Income

Net income, as reported under GAAP, for the three and twelve months ended December 31, 2012 was $3,096,000 and $13,850,000 compared to $3,395,000 and $12,362,000 for the same periods of 2011.  Results for the three and twelve months ended December 31, 2012 compared to 2011 were impacted by a decrease in after-tax securities gains of $264,000 (from a gain of $316,000 to a gain of $52,000) for the three month periods and an increase in after-tax securities gains of $438,000 (from a gain of $410,000 to a gain of $848,000) for the twelve month periods.  In addition, a gain of $109,000 on death benefit related to bank owned life insurance was recorded during the first quarter of 2012.  Impacting the results for the three and twelve months ended December 31, 2012 was the recognition of $251,000 in expenses related to the announced acquisition of Luzerne National Bank Corporation.  Basic and dilutive earnings per share for the three and twelve months ended December 31, 2012 were $0.81 and $3.61 compared to $0.88 and $3.22 for the corresponding periods of 2011.  Return on average assets and return on average equity were 1.46% and 12.92% for the three months ended December 31, 2012 compared to 1.80% and 17.00% for the corresponding period of 2011.  Earnings for the twelve months ended December 31, 2012 correlate to a return on average assets and a return on average equity of 1.70% and 15.36% compared to 1.69% and 16.60% for the corresponding period of 2011.

Net Interest Margin

The net interest margin for the three and twelve months ended December 31, 2012 was 4.29% and 4.45% compared to 4.78% and 4.70% for the corresponding periods of 2011.  While the net interest margin has decreased year over year, net interest income on a fully taxable equivalent basis has increased $2,257,000 to $34,099,000 for the twelve months ended December 31, 2012 compared to the corresponding period of 2011.  Driving this increase is the growth in the loan portfolio of 17.5% coupled with the continued emphasis on core deposit growth.  The loan growth was driven by several campaigns related to increasing our market share in home equity products.  The primary funding for the loan growth was an increase in core deposits of 15.5%.  These deposits represent a lower cost funding source than time deposits and comprise 73.62% of total deposits at December 31, 2012 compared to 70.34% at December 31, 2011.  The average rate paid on total interest-bearing deposits decreased 23 and 28 basis points (bp) for the three and twelve months ended December 31, 2012 compared to the same periods of 2011.  The decrease in the rate paid on total interest-bearing deposits was led by a decrease in the rate paid on time deposits and money markets.  The rate paid on time deposits decreased 28 and 33 bp for the three and twelve months ended December 31, 2012 compared to the same periods of 2011 and the rate paid on money markets decreased 32 and 37 bp for the three and twelve months ended December 31, 2012 compared to the same periods of 2011.  The duration of the time deposit portfolio, which was shortened over the past several years, continues to be slowly lengthened due to the apparent bottoming or near bottoming of deposit rates.  FHLB long-term borrowings have been increased by $15,000,000 since December 31, 2011 to fund a combination of loan growth and FHLB debt that matured.  Long-term borrowings of $15,000,000 matured during the three months ended December 31, 2012 carrying an average rate of 4.18%, while $15,000,000 was obtained during the third quarter 2012 carrying an average rate of 0.90% and $15,000,000 was obtained during the fourth quarter 2012 carrying an average rate of 0.87%.

“The net interest margin has and will continue to encounter challenges as we move forward in the current low rate environment. We continue to add quality earning assets, but the earning assets being added are at a lower rate than the legacy earning assets that are maturing or are repricing lower at their rate reset dates.  In addition, our investment portfolio strategy continues to focus on shortening the portfolio so that we will have an increased level of cash flow when interest rates begin to increase.  This strategy does limit current earnings, but serves a key role in our long-term asset liability management strategy, while reducing risk in an upward rate environment in terms of interest rate and market value depreciation.  On the funding side of the balance sheet there is limited ability to reduce costs as deposit rates have previously been reduced with limited room for reductions remaining as market rates have stabilized at their current levels.  During the second half of 2012, borrowings from the FHLB totaling $30 million at a blended rate of less than one percent were obtained.  These borrowings replaced $15 million in higher cost FHLB borrowings that were maturing and provided additional funding for the growth in the loan and investment portfolios,” commented President Grafmyre.

Assets

Total assets increased $92,582,000 to $856,535,000 at December 31, 2012 compared to December 31, 2011.  Net loans increased 17.7% to $504,615,000 at December 31, 2012 compared to December 31, 2011 due in large part to campaigns related to increasing home equity product market share.  Housing, transportation, and all other facets related to the Marcellus Shale natural gas exploration are creating loan opportunities and we are aggressively attempting to attract those loans that meet or exceed our credit standards.  The investment portfolio increased $19,165,000 from December 31, 2011 to December 31, 2012 due to a combination of market value increases and the purchase of short maturity bonds that have been utilized to reduce the portfolio duration and to provide current cash flow.

Non-performing Loans

Our non-performing loans to total loans ratio has decreased to 2.29% at December 31, 2012 from 2.75% at December 31, 2011.  The decrease in non-performing loans is primarily the result of a decrease in commercial loan delinquencies due to several partial charge-offs and the receipt of collateral in lieu of payment with the collateral now carried as other real estate owned.  The majority of non-performing loans are centered on several loans that are either in a secured position and have sureties with a strong underlying financial position or have a specific allocation for any impairment recorded within the allowance for loan losses.  Net loan charge-offs of $2,062,000 for the twelve months ended December 31, 2012 represented 0.44% of average loans for the twelve months ended December 31, 2012.  The allowance for loan losses decreased to 1.49% of total loans at December 31, 2012 from 1.64% at December 31, 2011 due to several large charge-offs and the increase in the loan portfolio.

Deposits

Deposits have grown 10.4%, or $60,362,000, to $642,026,000 at December 31, 2012 compared to December 31, 2011, with core deposits (total deposits excluding time deposits) increasing $63,532,000, while higher cost time deposits decreased $3,170,000.  Noninterest-bearing deposits have increased 3.2% to $114,953,000 at December 31, 2012 compared to December 31, 2011.  Also playing a significant role in increasing core deposits were NOW and money market accounts with growth rates of 28.1% and 16.4%, respectively.  Driving this growth is our commitment to easy-to-use products, community involvement, and emphasis on customer service.  We have also successfully implemented a targeted marketing campaign aimed at further strengthening our customer relationships, while also expanding our market penetration.  In addition our newest branch, Danville, opened in January 2012 and has gathered approximately $27 million in deposits during the first twelve months of its operation.

Shareholders’ Equity

Shareholders’ equity increased $13,266,000 to $93,726,000 at December 31, 2012 compared to December 31, 2011.  The accumulated other comprehensive gain of $5,357,000 at December 31, 2012 is a result of an increase in unrealized gains on available for sale securities from an unrealized gain of $2,914,000 at December 31, 2011 to an unrealized gain of $10,164,000 at December 31, 2012.  However, the amount of accumulated other comprehensive gain at December 31, 2012 was also impacted by the change in net excess of the projected benefit obligation over the market value of the plan assets of the defined benefit pension plan resulting in an increase in the net loss of $674,000 to $4,807,000 at December 31, 2012.  The current level of shareholders’ equity equates to a book value per share of $24.42 at December 31, 2012 compared to $20.97 at December 31, 2011 and an equity to asset ratio of 10.94% at December 31, 2012 compared to 10.53% at December 31, 2011.  Excluding accumulated other comprehensive gain/loss, book value per share was $23.02 at December 31, 2012 compared to $21.29 at December 31, 2011.  Dividends per share paid to shareholders were $0.47 and $1.88 for the three and twelve months ended December 31, 2012 compared to $0.46 and $1.84 for the three and twelve months ended December 31, 2011.

Penns Woods Bancorp, Inc. is the parent company of Jersey Shore State Bank, which operates thirteen branch offices providing financial services in Lycoming, Clinton, Centre, and Montour Counties.  Investment and insurance products are offered through the bank’s subsidiary, The M Group, Inc. D/B/A The Comprehensive Financial Group.

NOTE:  This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).  Management uses the non-GAAP measure of net income from core operations in its analysis of the company’s performance. This measure, as used by the Company, adjusts net income determined in accordance with GAAP to exclude the effects of special items, including significant gains or losses that are unusual in nature such as net securities gains and losses. Because certain of these items and their impact on the Company’s performance are difficult to predict, management believes presentation of financial measures excluding the impact of such items provides useful supplemental information in evaluating the operating results of the Company’s core businesses. These disclosures should not be viewed as a substitute for net income determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

This press release may contain certain “forward-looking statements” including statements concerning plans, objectives, future events or performance and assumptions and other statements, which are statements other than statements of historical fact.  The Company cautions readers that the following important factors, among others, may have affected and could in the future affect actual results and could cause actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company herein:  (i) the effect of changes in laws and regulations, including federal and state banking laws and regulations, and the associated costs of compliance with such laws and regulations either currently or in the future as applicable; (ii) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies as well as by the Financial Accounting Standards Board, or of changes in the Company’s organization, compensation and benefit plans; (iii) the effect on the Company’s competitive position within its market area of the increasing consolidation within the banking and financial services industries, including the increased competition from larger regional and out-of-state banking organizations as well as non-bank providers of various financial services; (iv) the effect of changes in interest rates; and (v) the effect of changes in the business cycle and downturns in the local, regional or national economies.  For a list of other factors which could affect the Company’s results, see the Company’s filings with the Securities and Exchange Commission, including “Item 1A.  Risk Factors,” set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

You should not place undue reliance on any forward-looking statements.  These statements speak only as of the date of this press release, even if subsequently made available by the Company on its website or otherwise.  The Company undertakes no obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Previous press releases and additional information can be obtained from the Company’s website at www.jssb.com.

Contact:	Richard A. Grafmyre, President and Chief Executive Officer
300 Market Street
Williamsport, PA 17701
	570-322-1111	e-mail: jssb@jssb.com

THIS INFORMATION IS SUBJECT TO YEAR-END AUDIT ADJUSTMENT

PENNS WOODS BANCORP, INC.

CONSOLIDATED BALANCE SHEET

 (UNAUDITED)

	December 31,
(In Thousands, Except Share Data)	2012	2011	% Change
ASSETS
Noninterest-bearing balances	$12,695	$13,829	-8.2%
Interest-bearing deposits in other financial institutions	2,447	56	4269.6%
Total cash and cash equivalents	15,142	13,885	9.1%

Investment securities, available for sale, at fair value	289,316	270,097	7.1%
Investment securities held to maturity (fair value of $0 and $55)	—	54	-100.0%
Loans held for sale	3,774	3,787	-0.3%
Loans	512,232	435,959	17.5%
Allowance for loan losses	(7,617)	(7,154)	6.5%
Loans, net	504,615	428,805	17.7%
Premises and equipment, net	8,348	7,707	8.3%
Accrued interest receivable	4,099	3,905	5.0%
Bank-owned life insurance	16,362	16,065	1.8%
Investment in limited partnerships	2,883	3,544	-18.7%
Goodwill	3,032	3,032	0.0%
Deferred tax asset	4,731	7,991	-40.8%
Other assets	4,233	5,081	-16.7%
TOTAL ASSETS	$856,535	$763,953	12.1%

LIABILITIES
Interest-bearing deposits	$527,073	$470,310	12.1%
Noninterest-bearing deposits	114,953	111,354	3.2%
Total deposits	642,026	581,664	10.4%

Short-term borrowings	33,204	29,598	12.2%
Long-term borrowings, Federal Home Loan Bank (FHLB)	76,278	61,278	24.5%
Accrued interest payable	366	536	-31.7%
Other liabilities	10,935	10,417	5.0%
TOTAL LIABILITIES	762,809	683,493	11.6%

SHAREHOLDERS’ EQUITY
Preferred stock, no par value, 3,000,000 shares authorized; no shares issued	—	—	0.0%
Common stock, par value $8.33, 15,000,000 shares authorized; 4,019,112 and 4,017,677 shares issued	33,492	33,480	0.0%
Additional paid-in capital	18,157	18,115	0.2%
Retained earnings	43,030	36,394	18.2%
Accumulated other comprehensive gain (loss):
Net unrealized gain on available for sale securities	10,164	2,914	248.8%
Defined benefit plan	(4,807)	(4,133)	-16.3%
Treasury stock at cost, 180,596 shares	(6,310)	(6,310)	0.0%
TOTAL SHAREHOLDERS’ EQUITY	93,726	80,460	16.5%
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$856,535	$763,953	12.1%

PENNS WOODS BANCORP, INC.

CONSOLIDATED STATEMENT OF INCOME

(UNAUDITED)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
(In Thousands, Except Per Share Data)	2012	2011	% Change	2012	2011	% Change
INTEREST AND DIVIDEND INCOME:
Loans including fees	$6,418	$6,428	-0.2%	$25,372	$25,187	0.7%
Investment securities:
Taxable	1,463	1,446	1.2%	5,940	5,677	4.6%
Tax-exempt	1,302	1,385	-6.0%	5,429	5,260	3.2%
Dividend and other interest income	92	78	17.9%	366	252	45.2%
TOTAL INTEREST AND DIVIDEND INCOME	9,275	9,337	-0.7%	37,107	36,376	2.0%

INTEREST EXPENSE:
Deposits	848	1,036	-18.1%	3,645	4,566	-20.2%
Short-term borrowings	37	45	-17.8%	137	202	-32.2%
Long-term borrowings, FHLB	552	661	-16.5%	2,429	2,888	-15.9%
TOTAL INTEREST EXPENSE	1,437	1,742	-17.5%	6,211	7,656	-18.9%

NET INTEREST INCOME	7,838	7,595	3.2%	30,896	28,720	7.6%

PROVISION FOR LOAN LOSSES	725	900	-19.4%	2,525	2,700	-6.5%

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	7,113	6,695	6.2%	28,371	26,020	9.0%

NON-INTEREST INCOME:
Service charges	500	483	3.5%	1,894	2,021	-6.3%
Securities gains, net	79	479	-83.5%	1,285	621	106.9%
Bank-owned life insurance	131	138	-5.1%	670	599	11.9%
Gain on sale of loans	333	280	18.9%	1,386	1,130	22.7%
Insurance commissions	304	303	0.3%	1,357	933	45.4%
Brokerage commissions	214	200	7.0%	912	997	-8.5%
Other	724	528	37.1%	2,596	1,918	35.3%
TOTAL NON-INTEREST INCOME	2,285	2,411	-5.2%	10,100	8,219	22.9%

NON-INTEREST EXPENSE:
Salaries and employee benefits	2,956	2,751	7.5%	11,762	10,479	12.2%
Occupancy, net	307	300	2.3%	1,270	1,262	0.6%
Furniture and equipment	394	368	7.1%	1,452	1,379	5.3%
Pennsylvania shares tax	169	173	-2.3%	674	689	-2.2%
Amortization of investments in limited partnerships	165	165	0.0%	661	661	0.0%
FDIC deposit insurance	119	109	9.2%	468	525	-10.9%
Other	1,648	1,286	28.1%	5,736	4,969	15.4%
TOTAL NON-INTEREST EXPENSE	5,758	5,152	11.8%	22,023	19,964	10.3%

INCOME BEFORE INCOME TAX PROVISION	3,640	3,954	-7.9%	16,448	14,275	15.2%
INCOME TAX PROVISION	544	559	-2.7%	2,598	1,913	35.8%
NET INCOME	$3,096	$3,395	-8.8%	$13,850	$12,362	12.0%

EARNINGS PER SHARE - BASIC	$0.81	$0.88	-8.0%	$3.61	$3.22	12.1%

EARNINGS PER SHARE - DILUTED	$0.81	$0.88	-8.0%	$3.61	$3.22	12.1%

WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC	3,838,290	3,836,802	0.0%	3,837,751	3,836,036	0.0%

WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED	3,838,290	3,836,802	0.0%	3,837,751	3,836,036	0.0%

DIVIDENDS PER SHARE	$0.47	$0.46	2.2%	$1.88	$1.84	2.2%

PENNS WOODS BANCORP, INC.

AVERAGE BALANCES AND INTEREST RATES

	For the Three Months Ended
	December 31, 2012			December 31, 2011
(Dollars in Thousands)	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
ASSETS:
Tax-exempt loans	$22,171	$286	5.13%	$20,119	$289	5.70%
All other loans	482,586	6,229	5.13%	414,356	6,237	5.97%
Total loans	504,757	6,515	5.13%	434,475	6,526	5.96%

Taxable securities	161,669	1,551	3.84%	141,805	1,524	4.30%
Tax-exempt securities	132,624	1,973	5.95%	123,960	2,098	6.77%
Total securities	294,293	3,524	4.79%	265,765	3,622	5.45%

Interest-bearing deposits	2,514	4	0.63%	645	—	0.00%

Total interest-earning assets	801,564	10,043	4.99%	700,885	10,148	5.76%

Other assets	46,860			52,578

TOTAL ASSETS	$848,424			$753,463

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Savings	$80,341	21	0.10%	$70,725	23	0.13%
Super Now deposits	125,396	158	0.50%	103,982	141	0.54%
Money market deposits	149,691	154	0.41%	125,259	229	0.73%
Time deposits	172,334	515	1.19%	173,931	643	1.47%
Total interest-bearing deposits	527,762	848	0.64%	473,897	1,036	0.87%

Short-term borrowings	25,926	37	0.57%	21,268	45	0.84%
Long-term borrowings, FHLB	71,821	552	3.01%	64,245	661	4.03%
Total borrowings	97,747	589	2.36%	85,513	706	3.23%

Total interest-bearing liabilities	625,509	1,437	0.91%	559,410	1,742	1.23%

Demand deposits	116,314			105,607
Other liabilities	10,736			8,562
Shareholders’ equity	95,865			79,884

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$848,424			$753,463
Interest rate spread			4.08%			4.53%
Net interest income/margin		$8,606	4.29%		$8,406	4.78%

	For the Three Months Ended
	December 31,
	2012	2011
Total interest income	$9,275	$9,337
Total interest expense	1,437	1,742
Net interest income	7,838	7,595
Tax equivalent adjustment	768	811
Net interest income (fully taxable equivalent)	$8,606	$8,406

PENNS WOODS BANCORP, INC.

AVERAGE BALANCES AND INTEREST RATES

	For the Twelve Months Ended
	December 31, 2012			December 31, 2011
(Dollars in Thousands)	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
ASSETS:
Tax-exempt loans	$23,857	$1,195	5.01%	$20,267	$1,213	5.99%
All other loans	446,569	24,583	5.50%	405,391	24,386	6.02%
Total loans	470,426	25,778	5.48%	425,658	25,599	6.01%

Taxable securities	158,765	6,298	3.97%	130,647	5,926	4.54%
Tax-exempt securities	131,637	8,226	6.25%	113,184	7,970	7.04%
Total securities	290,402	14,524	5.00%	243,831	13,896	5.70%

Interest-bearing deposits	6,621	8	0.12%	9,074	3	0.03%

Total interest-earning assets	767,449	40,310	5.25%	678,563	39,498	5.82%

Other assets	49,070			53,207

TOTAL ASSETS	$816,519			$731,770

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Savings	$78,724	65	0.08%	$70,178	121	0.17%
Super Now deposits	118,515	610	0.51%	88,556	473	0.53%
Money market deposits	145,339	734	0.51%	121,458	1,063	0.88%
Time deposits	173,274	2,236	1.29%	179,336	2,909	1.62%
Total interest-bearing deposits	515,852	3,645	0.71%	459,528	4,566	0.99%

Short-term borrowings	20,961	137	0.65%	18,117	202	1.11%
Long-term borrowings, FHLB	64,994	2,429	3.68%	69,879	2,888	4.08%
Total borrowings	85,955	2,566	2.94%	87,996	3,090	3.47%

Total interest-bearing liabilities	601,807	6,211	1.03%	547,524	7,656	1.39%

Demand deposits	113,431			99,917
Other liabilities	11,126			9,852
Shareholders’ equity	90,155			74,477

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$816,519			$731,770
Interest rate spread			4.22%			4.43%
Net interest income/margin		$34,099	4.45%		$31,842	4.70%

	For the Twelve Months Ended
	December 31,
	2012	2011
Total interest income	$37,107	$36,376
Total interest expense	6,211	7,656
Net interest income	30,896	28,720
Tax equivalent adjustment	3,203	3,122
Net interest income (fully taxable equivalent)	$34,099	$31,842

	Quarter Ended
(Dollars in Thousands, Except Per Share Data)	12/31/2012	9/30/2012	6/30/2012	3/31/2012	12/31/2011

Operating Data

Net income	$3,096	$3,667	$3,398	$3,689	$3,395
Net interest income	7,838	7,690	7,698	7,670	7,595
Provision for loan losses	725	600	600	600	900
Net security gains	79	447	170	589	479
Non-interest income, ex. net security gains	2,206	2,324	2,111	2,174	1,932
Non-interest expense	5,758	5,458	5,343	5,464	5,152

Performance Statistics

Net interest margin	4.29%	4.34%	4.47%	4.72%	4.78%
Annualized return on average assets	1.46%	1.77%	1.67%	1.91%	1.80%
Annualized return on average equity	12.92%	15.94%	15.48%	17.39%	17.00%
Annualized net loan charge-offs to avg loans	0.50%	0.44%	0.79%	0.01%	0.09%
Net charge-offs	629	517	907	9	101
Efficiency ratio	57.3%	54.5%	54.5%	55.5%	54.1%

Per Share Data

Basic earnings per share	$0.81	$0.96	$0.89	$0.96	$0.88
Diluted earnings per share	0.81	0.96	0.89	0.96	0.88
Dividend declared per share	0.47	0.47	0.47	0.47	0.46
Book value	24.42	24.43	22.96	22.22	20.97
Common stock price:
High	45.27	44.60	39.90	41.67	39.30
Low	37.16	37.78	36.72	36.20	32.01
Close	37.41	44.33	39.81	40.88	38.78
Weighted average common shares:
Basic	3,838	3,838	3,838	3,837	3,837
Fully Diluted	3,838	3,838	3,838	3,837	3,837
End-of-period common shares:
Issued	4,019	4,019	4,018	4,018	4,018
Treasury	181	181	181	181	181

	Quarter Ended
(Dollars in Thousands, Except Per Share Data)	12/31/2012	9/30/2012	6/30/2012	3/31/2012	12/31/2011

Financial Condition Data:
General
Total assets	$856,535	$840,606	$818,433	$793,114	$763,953
Loans, net	504,615	477,530	457,904	435,832	428,805
Intangibles	3,032	3,032	3,032	3,032	3,032
Total deposits	642,026	641,110	641,167	621,542	581,664
Noninterest-bearing	114,953	115,285	117,762	116,271	111,354

Savings	82,546	81,479	81,479	77,253	71,646
NOW	130,454	125,572	115,972	108,904	101,808
Money Market	144,722	149,054	152,114	141,830	124,335
Time Deposits	169,351	169,720	173,840	177,284	172,521
Total interest-bearing deposits	527,073	525,825	523,405	505,271	470,310

Core deposits*	472,675	471,390	467,327	444,258	409,143
Shareholders’ equity	93,726	93,779	88,111	85,279	80,460

Asset Quality

Non-performing assets	$11,706	$12,041	$8,725	$11,308	$12,009
Non-performing assets to total assets	1.37%	1.43%	1.07%	1.43%	1.57%
Allowance for loan losses	7,617	7,521	7,438	7,745	7,154
Allowance for loan losses to total loans	1.49%	1.55%	1.60%	1.75%	1.64%
Allowance for loan losses to non-performing loans	65.07%	62.46%	85.25%	68.49%	59.57%
Non-performing loans to total loans	2.29%	2.48%	1.87%	2.55%	2.75%

Capitalization

Shareholders’ equity to total assets	10.94%	11.16%	10.77%	10.75%	10.53%

* Core deposits are defined as total deposits less time deposits

Reconciliation of GAAP and Non-GAAP Financial Measures

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(Dollars in Thousands, Except Per Share Data)	2012	2011	2012	2011
GAAP net income	$3,096	$3,395	$13,850	$12,362
Less: net securities and bank-owned life insurance gains, net of tax	52	316	957	410
Non-GAAP operating earnings	$3,044	$3,079	$12,893	$11,952

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
Return on average assets (ROA)	1.46%	1.80%	1.70%	1.69%
Less: net securities and bank-owned life insurance gains, net of tax	0.02%	0.17%	0.12%	0.06%
Non-GAAP operating ROA	1.44%	1.63%	1.58%	1.63%

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
Return on average equity (ROE)	12.92%	17.00%	15.36%	16.60%
Less: net securities and bank-owned life insurance gains, net of tax	0.22%	1.58%	1.06%	0.55%
Non-GAAP operating ROE	12.70%	15.42%	14.30%	16.05%

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
Basic earnings per share (EPS)	$0.81	$0.88	$3.61	$3.22
Less: net securities and bank-owned life insurance gains, net of tax	0.02	0.08	0.25	0.10
Non-GAAP basic operating EPS	$0.79	$0.80	$3.36	$3.12

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
Dilutive EPS	$0.81	$0.88	$3.61	$3.22
Less: net securities and bank-owned life insurance gains, net of tax	0.02	0.08	0.25	0.10
Non-GAAP dilutive operating EPS	$0.79	$0.80	$3.36	$3.12